UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2004

United Industries Corporation

(Exact name of registrant as specified in its charter)

333-76055
(Commission File Number)

Delaware	43-1025604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Schuetz Road St. Louis, Missouri 63146
(Address of principal executive offices, with zip code)

(314) 427-0780
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2004, the Compensation Committee of the Board of Directors of United Industries Corporation (the Company) approved and adopted the 2004 Omnibus Incentive Plan (the Plan), which grants a committee appointed by the Board of Directors (the Committee) the authority to grant stock-based compensation under the Plan at its discretion.  The Plan was established to attract, retain, reward and motivate officers, employees, consultants and directors through various long-term incentive awards granted under the terms of the Plan.  All outstanding awards under the Company’s 2001 Stock Option Plan (the 2001 Plan) are incorporated into the Plan and no further awards will be made under the 2001 Plan.

The Plan will be administered by the Committee, which shall have the full authority to designate participants, determine the types of awards to be granted, determine the number of shares of common stock associated with each award, determine the terms and conditions of awards, amend such terms and conditions, accelerate exercisability of such awards and determine the method(s) of exercise, among other things.  Types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, and stock units.

The maximum aggregate number of shares of common stock of the Company that may be issued under the Plan is 11,000,000, of which 6,342,667 were previously authorized and are subject to outstanding awards under the 2001 Plan.  The Plan provides that not more than 4,000,000 of such shares, subject to adjustments, will be available for granting any types of awards, other than awards of stock options or stock appreciation rights.  The Plan further provides that not more than 1,500,000 shares may be granted to an individual in any calendar year.  Any forfeited, expired, canceled or cash-settled shares shall again be available for awards under the Plan.

Stock option awards will enable the holder to purchase a number of shares of common stock at set terms.  Generally, options granted under the Plan shall not be incentive stock options but may be incentive stock options under certain conditions.  Each stock option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to certain limitations.  Each stock option granted shall have such per-share exercise price as the Committee may determine at the date of grant.  Except in certain circumstances described in the Plan, the exercise price of a stock option shall not be less than the fair market value of the Company’s common stock on the date of grant.  The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant, provided that if such shares were acquired from the Company by the participant they must have been held for at least six (6) months.  Subject to certain terms and conditions, stock options granted under the Plan shall be exercisable to the extent vested, at such time or times, as shall be determined by the Committee.  No stock option shall be exercisable earlier than the first anniversary of the date of grant; and provided, further, that no stock option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock options may be extended beyond such period but no later than one (1) year after the participant’s death.

Stock appreciation rights will enable the holder to receive a payment in cash, common stock or a combination thereof, in an amount equal to the excess of the fair market value, or other specified valuation, of a specified number of shares of common stock on the date the right is exercised over the “base value,” as defined in the Plan.  Except in certain circumstances described in the Plan, the base value shall not be less than the fair market value of such shares of common stock on the date the right is granted.  Each stock appreciation right granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee.  No stock appreciation right shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock appreciation rights may be extended beyond such period but no later than one (1) year after the participant’s death.

The Committee may, in its discretion, grant restricted stock awards consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture.  Except in certain circumstances, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant’s death or disability, each restricted stock award shall vest not more rapidly than ratably over a period of three (3) years.  Restricted stock awards shall be construed as an offer by the Company to the participant to purchase the number of shares of common stock subject to the restricted stock award at the purchase price, if any, established therefor, and shall be subject to acceptance by a participant.  If a restricted stock award requires payment therefor, the purchase price of any shares of common stock subject to a restricted stock award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a stock option.  Restricted stock awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate.  Holders of restricted stock awards have the right to receive dividends and to vote the shares, unless the Committee or the award agreement provides otherwise, provided that such dividends are held in escrow until such time as any restrictions lapse.

The Committee may, in its discretion, grant stock units with each such stock unit representing one share of common stock of the Company.  Stock units will be credited to a notional account maintained by the Company.  Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of common stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account.  Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate; provided, however, that unless the Committee or the award agreement provides otherwise, stock units shall be settled in shares of common stock; and provided, further, except in certain circumstances, settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant’s death or disability, stock units may not completely vest prior to the expiration of three (3) years from the date of grant although they may vest ratably over a three year or longer vesting period.

With regard to performance-based awards, any awards granted under the Plan may be granted in a manner such that the awards qualify as “performance-based awards.”  As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole, as defined in the Plan.

The Plan also contains provisions with respect to the treatment of awards upon sale of the Company, transferability of awards, tax withholding requirements, and term of the plan, which is ten (10) years from its effective date.  Various other terms, conditions and limitations apply, as further described in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United Industries Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIES CORPORATION
Registrant

Dated: November 2, 2004	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston
	Title:	Executive Vice President, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)